Exhibit 99.1

For Immediate Release
For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Standard Motor Products, Inc. Announces
Second Quarter 2015 Results and a Quarterly Dividend

New York, NY, July 30, 2015......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and six months ending June 30, 2015.

Consolidated net sales for the second quarter of 2015 were $269.4 million, compared to consolidated net sales of $272.5 million during the comparable quarter in 2014.  Earnings from continuing operations for the second quarter of 2015 were $13.8 million or 59 cents per diluted share, compared to $11.2 million or 48 cents per diluted share in the second quarter of 2014. The second quarter of 2014 included a one-time, non-recurring litigation charge. Excluding the litigation charge and other non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the second quarter of 2015 were $13.6 million or 59 cents per diluted share, compared to $17.7 million or 76 cents per diluted share in the second quarter of 2014.

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

Consolidated net sales for the six month period ended June 30, 2015 were $497 million, compared to consolidated net sales of $505.3 million during the comparable period in 2014.  Earnings from continuing operations for the six month period ended June 30, 2015 were $23.1 million or $1.00 per diluted share, compared to $23.6 million or $1.02 per diluted share in the comparable period of 2014.  The six month period ended June 30, 2014 included a one-time, non-recurring litigation charge. Excluding the litigation charge and other non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the six months ended June 30, 2015 and 2014 were $22.9 million or 98 cents per diluted share and $30.1 million or $1.30 per diluted share, respectively.

Commenting on the results, Mr. Lawrence I. Sills, Standard Motor Products’ Chairman and Chief Executive Officer, stated, “We are obviously disappointed in our results for the first six months of the year, as we are behind 2014 in both sales and profit. However, we believe that the worst is behind us and we anticipate a stronger final six months.

“Turning first to sales, net sales in Engine Management were $9.4 million below 2014 through June. During this same period, our customers were reporting, on average, a slight increase in their sales of Engine Management. The difference is typically caused by a variety of factors—inventory consolidation as a result of acquisitions, different timing of pipeline orders, and other short term events. In time these have balanced out, and we anticipate a return to low single digit increases in Engine Management.

“In Temperature Control, we are finally having a warm summer after two cool summers in a row. Sales began to pick up in the latter part of June, and sales in July have been strong. We anticipate a sales increase in Temperature Control sales for the year.

“Three events had a significant impact on our profit shortfall for the first six months. All are short term in nature. Two are essentially behind us, and the third, a non-cash charge, will be over by the end of the year.

“The three are as follows: First is the incremental unfavorable manufacturing variances in our Temperature Control group related to reduced production in 2014 to bring inventory down after two cool seasons in a row. These carry forward variances have been fully recognized in our first half results. We are now achieving favorable variances, as we ramp up production to keep up with the increase in sales.

“Second are the one-time costs incurred as we revamped our rebuilt diesel fuel injection line, acquired from Pensacola Fuel Injection last year. This exercise is now mostly complete, and we are very optimistic about the future of this business.

“Third is the unfavorable non-cash change in prior service costs resulting from winding down of our retiree medical program. The program will end in December 2016.

“The total of all three in the first six months of the year was roughly $8.5 million which accounted for the bulk of the shortfall in profit.

“Our cash flow generated from operations was roughly $40 million in the second quarter and $26 million year to date. Cash generated in the quarter was used to reduce debt roughly $19 million and initiate $7 million in share repurchases.  In a separate release today we announced that our Board of Directors approved an additional $10 million increase in our share repurchase program from $10 million to $20 million.

“In summary, we are optimistic about the second half of 2015. Our market position remains strong; our recent acquisitions continue to show improvement; industry demographics are positive; some major one-time costs are behind us; and sales are improving. We look forward to the balance of the year.”

The Board of Directors has approved payment of a quarterly dividend of fifteen cents per share on the common stock outstanding. The dividend will be paid on September 1, 2015 to stockholders of record on August 14, 2015.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Thursday, July 30, 2015.  The dial in number is 888-632-3384 (domestic) or 785-424-1675 (international). The playback number is 800-839-3612 (domestic) or 402-220-2972 (international). The conference ID # is STANDARD.

 Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward-looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

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STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
NET SALES	$269,382	$272,540	$496,971	$505,292

COST OF SALES	196,622	195,141	360,322	359,983

GROSS PROFIT	72,760	77,399	136,649	145,309

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	51,736	48,847	100,934	96,441
LITIGATION CHARGE	-	10,650	-	10,650
RESTRUCTURING AND INTEGRATION EXPENSES	(26)	555	31	726
OTHER INCOME , NET	262	273	543	533

OPERATING INCOME	21,312	17,620	36,227	38,025

OTHER NON-OPERATING INCOME (EXPENSE), NET	548	307	699	(106)

INTEREST EXPENSE	480	457	906	765

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	21,380	17,470	36,020	37,154

PROVISION FOR INCOME TAXES	7,572	6,301	12,873	13,578

EARNINGS FROM CONTINUING OPERATIONS	13,808	11,169	23,147	23,576

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(430)	(529)	(821)	(1,211)

NET EARNINGS	$13,378	$10,640	$22,326	$22,365

NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.60	$0.49	$1.01	$1.03
DISCONTINUED OPERATION	(0.02)	(0.02)	(0.04)	(0.05)
NET EARNINGS PER COMMON SHARE - BASIC	$0.58	$0.47	$0.97	$0.98

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.59	$0.48	$1.00	$1.02
DISCONTINUED OPERATION	(0.01)	(0.02)	(0.04)	(0.06)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.58	$0.46	$0.96	$0.96

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,917,718	22,874,002	22,914,322	22,910,419
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	23,261,094	23,196,713	23,256,255	23,219,055

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Income

(In thousands)

	THREE MONTHS ENDED JUNE 30,				SIX MONTHS ENDED JUNE 30,
	2015		2014		2015		2014
	(unaudited)				(unaudited)
Revenues
Engine Management	$176,992		$184,181		$354,063		$363,475
Temperature Control	89,079		85,660		137,807		137,145
All Other	3,311		2,699		5,101		4,672
	$269,382		$272,540		$496,971		$505,292

Gross Margin
Engine Management	$52,267	29.5%	$56,059	30.4%	$103,969	29.4%	$109,254	30.1%
Temperature Control	17,303	19.4%	18,299	21.4%	27,130	19.7%	30,184	22.0%
All Other	3,190		3,041		5,550		5,871
	$72,760	27.0%	$77,399	28.4%	$136,649	27.5%	$145,309	28.8%

Selling, General & Administrative
Engine Management	$30,442	17.2%	$28,447	15.4%	$60,446	17.1%	$57,098	15.7%
Temperature Control	14,138	15.9%	13,260	15.5%	25,328	18.4%	24,532	17.9%
All Other	7,156		7,140		15,160		14,811
	$51,736	19.2%	$48,847	17.9%	$100,934	20.3%	$96,441	19.1%

Operating Income
Engine Management	$21,825	12.3%	$27,612	15.0%	$43,523	12.3%	$52,156	14.3%
Temperature Control	3,165	3.6%	5,039	5.9%	1,802	1.3%	5,652	4.1%
All Other	(3,966)		(4,099)		(9,610)		(8,940)
	21,024	7.8%	28,552	10.5%	35,715	7.2%	48,868	9.7%
Litigation Charge	-	0.0%	(10,650)	-3.9%	-	0.0%	(10,650)	-2.1%
Restructuring & Integration	26	0.0%	(555)	-0.2%	(31)	0.0%	(726)	-0.1%
Other Income, Net	262	0.1%	273	0.1%	543	0.1%	533	0.1%
	$21,312	7.9%	$17,620	6.5%	$36,227	7.3%	$38,025	7.5%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)

	THREE MONTHS ENDED June 30,		SIX MONTHS ENDED June 30,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS

GAAP EARNINGS FROM CONTINUING OPERATIONS	$13,808	$11,169	$23,147	$23,576

LITIGATION CHARGE (NET OF TAX)	-	6,390	-	6,390
RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	(16)	333	18	436
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(158)	(157)	(315)	(315)

NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$13,634	$17,735	$22,850	$30,087

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.59	$0.48	$1.00	$1.02

LITIGATION CHARGE (NET OF TAX)	-	0.28	-	0.27
RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	-	0.01	-	0.02
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	-	(0.01)	(0.02)	(0.01)

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.59	$0.76	$0.98	$1.30

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS AND DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS, WHICH ARE NON-GAAP MEASUREMENTS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2015	December 31, 2014
	(Unaudited)

ASSETS

CASH	$12,704	$13,728

ACCOUNTS RECEIVABLE, GROSS	166,753	132,893
ALLOWANCE FOR DOUBTFUL ACCOUNTS	6,135	6,369
ACCOUNTS RECEIVABLE, NET	160,618	126,524

INVENTORIES	277,261	278,051
OTHER CURRENT ASSETS	49,353	47,730

TOTAL CURRENT ASSETS	499,936	466,033

PROPERTY, PLANT AND EQUIPMENT, NET	68,263	64,611
GOODWILL AND OTHER INTANGIBLES, NET	86,835	89,377
OTHER ASSETS	54,225	53,530

TOTAL ASSETS	$709,259	$673,551

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$52,916	$56,558
CURRENT PORTION OF LONG TERM DEBT	69	175
ACCOUNTS PAYABLE	88,939	70,674
ACCRUED CUSTOMER RETURNS	39,285	30,621
OTHER CURRENT LIABILITIES	93,481	92,801

TOTAL CURRENT LIABILITIES	274,690	250,829

LONG-TERM DEBT	69	83
ACCRUED ASBESTOS LIABILITIES	33,294	33,462
OTHER LIABILITIES	14,609	15,024

TOTAL LIABILITIES	322,662	299,398

TOTAL STOCKHOLDERS' EQUITY	386,597	374,153

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$709,259	$673,551

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Statements of Cash Flows

(In thousands)

	SIX MONTHS ENDED JUNE 30,
	2015	2014
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES

NET EARNINGS	$22,326	$22,365
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH PROVIDED BY OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	8,552	8,440
OTHER	3,962	5,376
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	(34,563)	(16,149)
INVENTORY	(820)	(19,527)
ACCOUNTS PAYABLE	18,327	13,847
OTHER	8,388	3,266
NET CASH PROVIDED BY OPERATING ACTIVTIES	26,172	17,618

CASH FLOWS FROM INVESTING ACTIVITIES

ACQUISITIONS OF AND INVESTMENTS IN BUSINESSES	-	(37,726)
CAPITAL EXPENDITURES	(10,184)	(6,379)
OTHER INVESTING ACTIVITIES	26	11
NET CASH USED IN INVESTING ACTIVITIES	(10,158)	(44,094)

CASH FLOWS FROM FINANCING ACTIVITIES

NET CHANGE IN DEBT	(3,761)	37,620
PURCHASE OF TREASURY STOCK	(7,046)	(5,860)
DIVIDENDS PAID	(6,876)	(5,955)
OTHER FINANCING ACTIVITIES	518	2,033
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(17,165)	27,838

EFFECT OF EXCHANGE RATE CHANGES ON CASH	127	(704)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,024)	658
CASH AND CASH EQUIVALENTS at beginning of Period	13,728	5,559
CASH AND CASH EQUIVALENTS at end of Period	$12,704	$6,217